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                                                                    Exhibit 99.4


                               SOUND ADVICE, INC.
                            1901 TIGERTAIL BOULEVARD
                           DANIA BEACH, FLORIDA 33004

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
                                  COMMON STOCK


The undersigned, a holder of Common Stock of Sound Advice, Inc., a Florida corporation (the "Company"), hereby appoints Peter Beshouri and Michael Blumberg, as proxies for the undersigned, with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company held of record by the undersigned at the close of business on June 26, 2001 at the Special Meeting of Shareholders of the Company, to be held on Monday, July 30, 2001, at 9:00 a.m., local time, at 4150 N.W. 28 Terrace, Hollywood, Florida 33021 and at any adjournment(s) or postponement(s) thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' ALL OF THE PROPOSALS.

      The Board of Directors recommends a vote FOR the proposal set forth below.


(1) To approve and adopt the Agreement and Plan of Merger, dated as of June 1, 2001, by and among, Tweeter Home Entertainment Group, Inc., TWT Acquisition Corp. (the "Merger Sub") and the Company and the transactions contemplated thereby, including the merger of the Company with and into the Merger Sub.

            [  ]  FOR

            [  ]  AGAINST

            [  ]  ABSTAIN

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Special Meeting, or at any adjournment(s) or postponement(s) thereof.

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The undersigned hereby acknowledges receipt of (1) the Notice of Special Meeting
(2) and the Joint Proxy Statement/Prospectus.




                                             Dated _____________________________




                                             ___________________________________
                                                                     (Signature)




                                             ___________________________________
                                                     (Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.